Exhibit 10.23

MAN SANG HOLDINGS, INC.
2007 STOCK OPTION PLAN

     1. Establishment and Purpose of this Plan. Under this 2007 Stock Option Plan (this “Plan”) of Man Sang Holdings, Inc. (the “Company”), options (the “Options”) may be granted to eligible employees and consultants (the “Optionees”) to purchase shares of the Company’s common stock, par value US$0.001 per share (the “Common Stock”). This Plan is designed to enable the Company and its subsidiaries to attract, retain and motivate selected Optionees by providing for or increasing the proprietary interests of such Optionees in the Company. This Plan is not intended to affect and shall not affect any share option, equity-based compensation, or other benefits that the Company or its subsidiaries may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

     2. Common Stock Subject to this Plan. The maximum number of shares of Common Stock for which Options granted hereunder may be exercised is 1,500,000, subject to adjustments as provided in Sections 6 and 9. Common Stock subject to unexercised portions of any Option granted under this Plan which expire or terminate or are cancelled may again be available for subsequent Options under this Plan. When the exercise price for an Option granted under this Plan is paid with previously outstanding Common Stock or with Common Stock as to which any Option is being exercised, as permitted in Section 4, the total number of shares of Common Stock for which Options may be granted under this Plan shall be irrevocably reduced by the total number of shares of Common Stock for which such Option is thus exercised, without regard to the number of Common Stock received or retained by the Company in connection with that exercise.

     3. Eligibility.

          (a) General Rule. The Board or the Committee (defined below in Section 8) shall grant the Options to the employees and the consultants of the Company. The employee to be considered for the grant of Options hereunder is any person (including an officer) regularly employed by the Company or its subsidiaries in a managerial, professional or technical capacity on a full-time and salaried basis. The consultant to be considered for the grant of Options hereunder is any person who is a natural person who provides services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

          (b) Grant of Options. Subject to the provisions of this Plan, the Board or the Committee shall determine from the employees and consultants of the Company those individuals to whom Options under this Plan may be granted, the number of shares of Common Stock subject to each Option and the price (if any) to be paid for the Common Stock. Each Option shall be evidenced by an option agreement signed by the Company and the Optionee (the “Option Agreement”).

     4. Options.

          (a) Maximum Option Term. Each Option Agreement shall specify a term at the end of which the Option automatically expires, subject to early termination provided herein and therein; provided, that, no Option granted under this Plan may be exercised in whole or in part more than ten (10) years after its date of grant.

          (b) Exercise Price.

               (i) The exercise price for each Option granted hereunder shall be (A) determined by the Board (as defined below) or the Committee (as defined below), (B) set forth in the Option Agreement and (C) not less than one hundred percent (100%) of the Fair Market Value (as defined below) of the Common Stock, on the date of the grant of the Option.

               (ii) “Fair Market Value” of a share of Common Stock on a specified date means: (A) if the Common Stock is then traded on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), the closing price on such date of a share of the Common Stock as traded on such Exchange on which it is then traded; or (B) if the Common Stock is not then traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the closing composite inter-dealer “bid” and “ask” prices for the Common Stock as quoted by NASDAQ or such successor quotation system on such date, or (2) if no “bid” and “ask” prices are quoted on such date, then on the next preceding date on which such prices are quoted; or (C) if the Common Stock is not then traded on the Exchange or quoted on the NASDAQ but is otherwise traded in the over-the-counter market, the mean between the composite inter-dealer “bid” and “ask” prices on such date; or (D) if sub-sections (A) to (C) do not apply, the fair market value, determined in good faith by the Board or the Committee.

               (iii) The per Common Stock exercise price of an Option shall not be below the par value of each Common Stock.

          (c) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Board or the Committee in its sole discretion and set forth in the Option Agreement. The Board or the Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

          (d) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a share. The Board or the Committee may require in an Option Agreement that an Option be exercised as to a minimum number of shares of Common Stock, provided that such requirement shall not prevent an Optionee from purchasing the full number of shares of Common Stock as to which the Option is then exercisable.

          (e) Methods of Exercise.

               (i) Prior to its expiration pursuant to the terms of the applicable Option Agreement, and subject to the times, circumstances, and conditions for exercisability contained in the applicable Option Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the payment of the full exercise price of the Common Stock being purchased. Unless otherwise provided in the applicable Option Agreement, payment for Common Stock purchased upon any exercise of an Option granted under this Plan shall be made by one (or approved by the Board or the Committee, a combination) of the following methods:

                    (A) in full in cash payable to the Company concurrently with such exercise;

                    (B) if and to the extent the Option Agreement so provides and the Company is not then prohibited from purchasing or acquiring shares of such Common Stock, in whole or in part with the Common Stock, delivered in lieu of cash concurrently with such exercise, that (1) are owned by the relevant Optionee who is purchasing the Common Stock pursuant to an Option, (2) are to be valued on the basis of the Fair Market Value (as defined in Section 4(b)(ii)) of the Common Stock, (3) are all, at the time of such delivery, free and clear of any and all claims, pledges, liens and encumbrances, and (4) are duly endorsed for transfer to the Company; provided, that, if payment of exercise price by Common Stock is permitted for the exercise of an Option granted under this Plan in accordance with the foregoing provision, the relevant Optionee may, in lieu of using the previously outstanding Common Stock, use some of the Common Stock as to which the Option is then being exercised; or

                    (C) a cashless exercise program that the Board or the Committee may approve, from time to time in its discretion.

               (ii) The Board or the Committee shall have the discretion to exclude from an Option Agreement any method of payment set forth above. The Company shall not be required to deliver Common Stock pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

          (f) Termination of Continuous Service. (i) The Board or the Committee may establish and set forth in the applicable Option Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service (as defined below). The Board or the Committee may waive or modify these provisions at any time. To the extent that an Optionee is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Common Stock underlying the unexercised portion of the Option shall revert to this Plan and become available for future Options. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement.

     The following provisions shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of an Optionee’s Continuous Service:

                    (A) Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service (other than as a result of Optionee’s death, disability, retirement or termination for Cause (as defined below)), the Optionee shall have the right to exercise an Option at any time within thirty (30) days following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

                    (B) Disability. In the event of termination of an Optionee’s Continuous Service as a result of his or her disability, the Optionee shall have the right to exercise an Option at any time within one (1) year following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

                    (C) Retirement. In the event of termination of an Optionee’s Continuous Service as a result of an Optionee’s retirement, the Optionee shall have the right to exercise the Option at any time within six (6) months following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

                    (D) Death. In the event of the death of an Optionee during the period of Continuous Service since the grant date of an Option as set forth in the Option Agreement, or within thirty (30) days following termination of the Optionee’s Continuous Service, the Option may be exercised, at any time within one (1) year following the date of the Optionee’s death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Optionee’s Continuous Service terminated.

                    (E) Cause. If the Board or the Committee determines that an Optionee’s Continuous Service was terminated due to Cause, the Optionee shall immediately forfeit the right to exercise any Option (whether or not exercisable as of the date of such termination) and such Option shall be considered immediately null and void.

                    (F) Definitions. For the purposes of this Plan, “Continuous Service” means the absence of any interruption or termination of service as an employee or consultant. Continuous Service shall not be considered interrupted in the case of: (1) sick leave; (2) military leave; (3) any other leave of absence approved by the Board or the Committee, provided, that, such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (4) in the case of transfers between locations of the Company or between the Company or its subsidiaries. Changes in status between service as an employee and a consultant will not constitute an interruption of Continuous Service. “Cause” means for termination of an Optionee’s Continuous Service will exist if the Optionee is terminated from employment or other service with the Company for any of the following reasons: (1) the Optionee’s conviction of a felony or any crime involving moral turpitude, fraud or misrepresentation committed in connection with his or her employment or service with the Company; (2) the Optionee’s failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (3) the Optionee’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (4) the Optionee’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Optionee owes an obligation of non-disclosure as a result of his or her relationship with the Company; or (5) Optionee’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

     5. Non-transferability of Options. Any Option granted under this Plan shall by its terms not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Optionee other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by him or if the Optionee is disabled or deceased, by his guardian or duly authorized legal representative or estate.

     6. Adjustments Upon Changes in Capitalization.

          (a) If the outstanding shares of Common Stock then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made at the sole discretion of the Board or the Committee in the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised.

          (b) In the event of any such transaction or event, the Board or the Committee may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to this Plan.

          (c) Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options.

          (d) Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of the Common Stock subject to any Option.

     7. Plan Duration. This Plan shall continue in effect for a term of ten (10) years from the date of the adoption of this Plan unless this Plan is terminated under Section 11 below.

     8. Administration.

          (a) This Plan shall be administered by the Company’s board of directors (the “Board”) or, at the discretion of the Board, by a committee (the “Committee”) of not less than two members of the Board each of whom shall not at any time during his service as an administrator of this Plan be eligible to be considered for the grant of an Option. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee and fill vacancies on the Committee however caused.

          (b) The interpretation and construction by the Committee of any term or provision of this Plan, of any Option granted under it or the Option Agreement shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious. The Board or the Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the Option Agreement evidencing any option granted under this Plan.

          (c) Subject to the provisions of this Plan, the Board or, by delegation from the Board, the Committee, shall have full and final authority in its discretion to select the employees or consultants to be granted Options, to grant such Options and to determine the number of shares of Common Stock to be subject thereto, the exercise prices, the terms of exercise, the expiration dates and other pertinent provisions thereof.

     9. Corporate Reorganizations.

          (a) Upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company’s issue, or any combination thereof, (iii) a sale of substantially all assets of the Company to another corporation or person, or (iv) the acquisition of Common Stock representing more than eighty percent (80%) of the voting power of the Common Stock of the Company then outstanding by another corporation or person, this Plan shall terminate, and all Options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of this Plan and/or for the assumption of Options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

          (b) If this Plan and unexercised Options shall terminate pursuant to paragraph (a) above, all persons entitled to exercise any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for paragraph (a), not yet be exercisable.

     10. Resales. After the registration of the Common Stock for resale by the Optionees who are granted Options hereunder on a Form S-8 Registration Statement by the Company, the Common Stock issued on the exercise of an Option granted under this Plan may be freely resold without restrictions unless (a) otherwise specified in the Option Agreement or (b) the Optionee is deemed to be an “affiliate” of the Company (as defined in Rule 144 and Rule 405 of the United States Securities Act of 1933, as amended (the “Act”)) at the time of resale. The Optionee who is deemed to be an “affiliate” of the Company may resell publicly the shares acquired upon exercise of an Option by complying with the terms and conditions of Rule 144 under the Act or pursuant to a separate registration statement under the Act.

     11. Amendment, Suspension and Termination of Plan.

          (a) Subject to legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, any applicable stock exchange or self regulatory organization rules or regulations, and the applicable laws of any other country or jurisdiction where Options are granted, as such laws, rules, regulations and requirements shall be in place from time to time (the “Applicable Law”), the Board may from time to time terminate, suspend or amend this Plan in such respects as it may deem advisable, including any such amendment effected to conform to any change in the Applicable Law, or the Options granted hereunder; provided, that, no such amendment shall change the following unless approved by the shareholders of the Company within twelve (12) months following the date such amendment is adopted:

               (i) the maximum aggregate number of Common Stock for which Options may be granted under this Plan, except as required under any adjustment pursuant to Section 6;

               (ii) the requirements as to eligibility for participation in this Plan in any material respect; or

               (iii) extend the term of this Plan.

          (b) no amendment, suspension, or termination of this Plan shall materially and adversely affect Options already granted unless either it relates to an adjustment pursuant to Section 6 above, or it is otherwise mutually agreed between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     12. Legal Restrictions. If in the opinion of legal counsel for the Company, the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option granted hereby shall be unlawful for any reason, including (but not by way of limitation) the inability or failure of the Company to obtain from any governmental authority or regulatory body any consent or approval deemed necessary by such counsel for such issuance or sale, the Company shall not be obligated and shall have no liability for failure, to issue or sell any Common Stock pursuant to the exercise of an Option to an Optionee or any other authorized person unless the Company receives evidence satisfactory to its legal counsel that the issuance and sale of the Common Stock shall not constitute a violation of any Applicable Law. The Company shall in no event be obligated to take any action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such Common Stock to any Optionee or other authorized person.

     13. Choice of Law. The validity, interpretation and administration of this Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Nevada. Without limiting the generality of the foregoing, the period within which any action in connection with this Plan must be commenced shall be governed by the laws of the State of Nevada, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

     14. Headings. The headings in this Plan are for convenience only and are not to be used in interpreting the meaning or effect of any provisions hereof.

     15. No Stockholder Rights. Neither an Optionee nor any transferee of an Optionee shall have any rights as a stockholder of the Company with respect to any Common Stock underlying any Option until the date of issuance of a stock certificate to an Optionee or a transferee of an Optionee for such Common Stock in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Common Stock pursuant to an Option, an Optionee shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Common Stock underlying the Option, notwithstanding its exercise in the case of Options. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

     16. No Employment Rights. This Plan shall not confer upon any Optionee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way an Optionee’s right or the Company’s right to terminate the Optionee’s employment, service, or consulting relationship at any time, with or without cause.

     AS ADOPTED BY THE BOARD OF DIRECTORS OF MAN SANG HOLDINGS, INC., SUBJECT TO SHAREHOLDER APPROVAL, ON JUNE 26, 2007.

MAN SANG HOLDINGS, INC.

By:	/s/ CHENG Chung Hing
CHENG Chung Hing
President